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                                                                    Exhibit 23.2



                 FRANK, RIMERMAN & CO. LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AuctrionRover.com, Inc. 1999 Stock Award Plan and the AuctionRover.com, Inc.1999 Executive Stock Award Plan, each as assumed by GoTo.com, Inc., of our report dated December 6, 1999, with respect to the 1998 financial statements of Cadabra Inc. included in GoTo.com, Inc.'s Current Report on Form 8-K/A dated March 15, 2000, filed with the Securities and Exchange Commission.

                                             /s/ Frank, Rimerman & Co. LLP



San Mateo, California

May 3, 2000